UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 17, 2010
Jos. A. Bank Clothiers, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-23874	36-3189198

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Hanover Pike Hampstead, Maryland	21074

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (410) 239-2700
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Approval of Equity Incentive Plan
At the Annual Meeting of Stockholders of Jos. A. Bank Clothiers, Inc. (the “Company”) held on June 17, 2010 (the “2010 Annual Meeting”), the stockholders approved the adoption of the Jos. A Bank Clothiers, Inc. 2010 Equity Incentive Plan (the “Equity Incentive Plan”). The Equity Incentive Plan had previously been approved by the Company’s Board of Directors, subject to stockholder approval.
A copy of the Equity Incentive Plan is filed as Exhibit 4.6 to the Company’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on June 17, 2010.
A summary of the Equity Incentive Plan is included under the caption “Proposal Three — Approval of the Jos. A. Bank Clothiers, Inc. 2010 Equity Incentive Plan” in the Company’s Proxy Statement for the 2010 Annual Meeting filed with the Securities and Exchange Commission on May 14, 2010 (the “2010 Proxy Statement”). This summary is incorporated herein by reference and is qualified in its entirety by reference to the full text of the Equity Incentive Plan, which is also incorporated herein by reference.
Grants of Restricted Stock Units
On June 17, 2010 following the conclusion of the 2010 Annual Meeting, the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) (1) granted performance-based restricted stock units to the Company’s named executive officers (R. Neal Black, President and Chief Executive Officer; David E. Ullman, Executive Vice President-Chief Financial Officer; Robert B. Hensley, Executive Vice President for Human Resources, Real Estate and Loss Prevention; Gary M. Merry, Executive Vice President for Store and Catalog Operations; and James W. Thorne, Executive Vice President for Merchandising and Chief Merchandising Officer), as described below, intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code (the “Performance RSU Grants”) and (2) granted to each of the Company’s non-employee directors holding office following the 2010 Annual Meeting 2,500 restricted stock units (the “Non-Employee Director Grants”), which restricted stock units will vest on June 20, 2011 assuming the grantee is serving as a director on that date. Each of the Performance RSU Grants and Non-Employee Director Grants was made under the Equity Incentive Plan and pursuant to award agreements specifying the terms and conditions of the grants, including the conditions under which vesting may be accelerated.
The Performance RSU Grant award agreement between the Company and Mr. Black is attached hereto as Exhibit 10.1. The form of award agreement with respect to the Performance RSU Grants to Messrs. Ullman, Hensley, Merry and Thorne is attached hereto as Exhibit 10.2. The form of award agreement with respect to the Non-Employee Director Grants is attached hereto as Exhibit 10.3. The form of award agreement with respect to future annual restricted stock unit grants to non-employee directors is attached hereto as Exhibit 10.4 and the form of award agreement with respect to future inaugural restricted stock unit grants to non-employee directors is attached hereto as Exhibit 10.5.

The maximum number of restricted stock units that may be earned under the Performance RSU Grants are set forth below:

		Maximum
		Number of
Name of		Restricted Stock
Grantee	Title	Units(1)

R. Neal Black	President and Chief Executive Officer	32,309	(2)
David E. Ullman	Executive Vice President-Chief Financial Officer	2,517	(3)
Robert B. Hensley	Executive Vice President for Human Resources, Real Estate and Loss Prevention	2,517	(3)
Gary M. Merry	Executive Vice President for Store and Catalog Operations	2,517	(3)
James W. Thorne	Executive Vice President for Merchandising and Chief Merchandising Officer	2,517	(3)

(1)	Among other conditions, earned restricted stock units will not vest unless the grantee is employed by the Company on the vesting date.

(2)	Up to 13,008 restricted stock units that may be earned by Mr. Black will vest on the later to occur of (a) the date the achievement of the performance goals is certified by the Compensation Committee and (b) the first anniversary of the grant date. In the event that more than 13,008 restricted stock units are earned by Mr. Black, one-half of the non-vested, earned restricted stock units will vest on the second anniversary of the grant date and the balance of the non-vested, earned restricted stock units will vest on the third anniversary of the grant date.

(3)	All restricted stock units earned by the Executive Vice Presidents will vest on the third anniversary of the grant date.
With respect to the Performance RSU Grants, the Compensation Committee approved performance goals that are based upon the Company earning net income within or above a specified range (the “Eligibility Range”) for the performance period covering the Company’s fiscal year ending January 29, 2011 (“Fiscal Year 2010”). These performance goals were approved by the Compensation Committee on March 30, 2010 in anticipation of grants intended to be made following stockholder approval of the Equity Incentive Plan. For purposes of the Eligibility Range, “net income” is the reported net income of the Company for Fiscal Year 2010 and is therefore determined after deduction for all incentive plan and other compensation expenses. To the extent that the applicable performance goals are achieved during the performance period, and subject to the other conditions of the grant, each grantee of restricted stock units under the Performance RSU Grants will be credited with the number of restricted stock units, up to the applicable maximum number of restricted stock units set forth above, as determined by the Compensation Committee to be earned by the grantee. If the Company’s net income is below the applicable Eligibility Range, no restricted stock units will be earned by the grantee. If the Company’s net income is within or above the Eligibility Range, the number of restricted stock units that may be earned increases as net income increases, up to 100% of the applicable maximum number of restricted stock units set forth above.

The Eligibility Range with respect to the Performance RSU Grant to Mr. Black is $72.6 million to $78.4 million of net income for Fiscal Year 2010 and the Eligibility Range with respect to the Performance RSU Grants to Messrs. Ullman, Hensley, Merry and Thorne, who are collectively referred to herein as the Executive Vice Presidents, is $76.9 million to $79.4 million of net income for Fiscal Year 2010. At $72.6 million of net income, Mr. Black is eligible to earn up to 2,937 restricted stock units and at or above $78.4 million of net income Mr. Black is eligible to earn up to 32,309 restricted stock units. As a result of the Performance RSU Grant to Mr. Black, his cash bonus potential for Fiscal Year 2010 was reduced from up to 200% to up to 150% of his base salary in effect at the end of Fiscal Year 2010. At $76.9 million of net income, each Executive Vice President is eligible to earn up to 839 restricted stock units and at or above $79.4 million of net income each Executive Vice President is eligible to earn up to 2,517 restricted stock units.
The Compensation Committee has the right to exercise negative discretion and determine that the number of restricted stock units that will be earned pursuant to a Performance RSU Grant will be less than the pre-established number, even if the objective performance goal (in this case, net income) is achieved. With respect to the Performance RSU Grants to the Executive Vice Presidents, the following “personal” goals will also be considered and utilized by the Compensation Committee in its exercise of negative discretion in reducing the amount of an award that would otherwise be paid as a result of the level of the net income achieved by the Company: (i) the participant receiving an overall job performance rating of “Effective” or better (the equivalent of 3 out of 5); (ii) the participant complying with the Company’s Code of Conduct, Associate Manual and other rules, regulations and policies and not engaging in any dishonest acts or other acts that are or may be detrimental to customers, fellow associates or the Company; and (iii) attainment of specific goals for departmental or individual performance.

Item 5.07. Submission of Matters to a Vote of Security Holders.
At the Company’s 2010 Annual Meeting held on June 17, 2010, the stockholders considered:
•	the election of two directors for terms expiring at the Company’s 2013 Annual Meeting of Stockholders;
•	the ratification of the appointment of Deloitte & Touche LLP as the Company’s registered public accounting firm for Fiscal Year 2010; and
•	approval of the Equity Incentive Plan.

For more information about the foregoing proposals, see the Company’s 2010 Proxy Statement, the relevant portions of which are incorporated herein by reference. At the 2010 Annual Meeting, both of the director nominees were elected and the proposals to ratify the selection of Deloitte & Touche LLP and to approve the Equity Incentive Plan were approved. The voting results are set forth below:
Election of Directors*

Name of Nominee	For	Withheld	Broker Non-Votes
James H. Ferstl	15,209,631	316,519	1,316,169
Sidney H. Ritman	13,917,789	1,608,361	1,316,169
Ratification of Deloitte & Touche LLP as the Company’s Registered Public Accounting Firm**

For	Against	Abstaining
16,747,937	75,135	19,247
Approval of the Company’s Equity Incentive Plan

For	Against	Abstaining	Broker Non-Votes
14,566,540	851,132	108,478	1,316,169

*	There were no abstentions.

**	There were no broker non-votes.
Item 9.01. Financial Statements and Exhibits.

Exhibit
Number	Description

10.1	CEO Performance Restricted Stock Unit Award Agreement, dated June 17, 2010, between Jos. A. Bank Clothiers, Inc. and R. Neal Black

10.2	Form of EVP Performance Restricted Stock Unit Award Agreement with respect to the June 17, 2010 grants to David E. Ullman, Robert B. Hensley, Gary M. Merry and James W. Thorne

10.3	Form of Non-Employee Director Restricted Stock Unit 2010 Award Agreement

10.4	Form of Non-Employee Director Restricted Stock Unit Annual Award Agreement

10.5	Form of Non-Employee Director Restricted Stock Unit Inaugural Award Agreement

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JoS. A. Bank Clothiers, Inc. (Registrant)
By:	/s/ Charles D. Frazer
Charles D. Frazer
Senior Vice President and General Counsel
Dated: June 18, 2010

EXHIBIT INDEX

Exhibit
Number	Description

10.1	CEO Performance Restricted Stock Unit Award Agreement, dated June 17, 2010, between Jos. A. Bank Clothiers, Inc. and R. Neal Black

10.2	Form of EVP Performance Restricted Stock Unit Award Agreement with respect to the June 17, 2010 grants to David E. Ullman, Robert B. Hensley, Gary M. Merry and James W. Thorne

10.3	Form of Non-Employee Director Restricted Stock Unit 2010 Award Agreement

10.4	Form of Non-Employee Director Restricted Stock Unit Annual Award Agreement

10.5	Form of Non-Employee Director Restricted Stock Unit Inaugural Award Agreement